As filed with the Securities and Exchange Commission on _____________, 1997

                                                      Registration No. 0-28790
------------------------------------------------------------------------------
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                             _________

                              FORM S-1
                   REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933

                     MEDCARE TECHNOLOGIES, INC.
                     --------------------------
       (Exact name of registrant as specified in its charter)

DELAWARE                   87-0429962B                 8093
---------                  -----------                 ----
(State or other            (IRS Employer               (Primary Standard
jurisdiction of            Identification Number)      Industrial Classification
incorporation or                                       Code Number)
organization)

                     MedCare Technologies, Inc.
             608 South Washington Street,    Suite 101
                  Naperville,     Illinois  60540
                           (630) 428-2859
        (Address, including zip code, and telephone number,
                 including area code, registrant's
                    principal executive offices)
                     __________________________

                Corporate Creation Enterprises, Inc.
               686 North DuPont Boulevard, Suite 302
                      Milford, Delaware 19963
                           (302) 424-4866
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Copies of all communications to:
                         Gary R. Blume, Esq.
                       Blume & Associates, P.C.
               11801 North Tatum Boulevard, Suite 108
                       Phoenix, Arizona 85028

Approximate date of commencement of proposed sale to the public:November 9, 1997

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
SEC FILE NO.: 0-28790

                    CALCULATION OF REGISTRATION FEE
=====================================================================
===========
Title of each                      Proposed
class of            Amount      Maximum         Proposed            Amount of
Securities to       to be       Offering Price  Maximum             Registration
be registered       Registered  Per Share(1)    Offering Price(1)   Fee
______________________________________________________________________________
_
Common Stock,       1,500,000   $7.346          $11,019,000.00      $3,443.44
Par Value $0.001

1995 Stock Option     500,000   $3.00            $1,500,000.00        $468.75
Plan 500,000 shares
of Common Stock,
exercisable at $3.00
per share

1996 Stock Option     300,000   $4.50            $1,350,000.00        $421.88
Plan 300,000 shares
of Common Stock,
exercisable at $4.50
per share

1997 Stock Option     500,000   $4.50            $2,250,000.00        $703.13
Plan 500,000 shares
of Common Stock
exercisable at $4.50
per share

176,000 shares of     176,000   $6.25            $1,100,000.00        $343.75
Common Stock issued
at $6.25 per share

300,000 shares and    600,000   $6.00            $3,600,000.00      $1,125.00
300,000 warrants for
Common Stock issued
at $6.00 per share

258,302 warrants for  258,302   $7.346           $1,897,486.40        $592.97
Common Stock issued
at $7.346 per warrant
issued to subscribers
and placement agent
pursuant to offering
of June 1997

165 shares of Preferred   165   $10,000          $1,650,000.00        $515.63
Stock issued at $10,000
per share pursuant to
offering of June 1997

TOTALS:                                          $24,366,486.40       $7,614.55
______________________________________________________________________________
(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457.
     The Exhibit Index appears on page 28 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 137 pages.

                       CROSS REFERENCE SHEET

Item No.                                                  Sections in Prospectus

1    Front of the Registration Statement and Outside
     Front Cover of Prospectus. . . . . . . . . . . . . . . . . . . . Cover Page
2    Inside Front and Outside Back Cover Pages of
     Prospectus         . . . . . . . . . . . . .Inside Front Cover Pages; Table
                                                                     of Contents
3    Summary Information and Risk Factors . . . . . Summary Information and Risk
                                                                         Factors
4    Use of Proceeds    . . . . . . . . . . . . . . . . . . . .  Use of Proceeds
5    Determination of Offering Price. . . . . .  Determination of Offering Price
6    Dilution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . Dilution
7    Plan of Distribution . . . . . . . . . . . Prospectus Summary; Underwriting
8    Legal Proceedings. . . . . . . . . . . . . . . . . .  Business - Litigation
9    Directors, Executive Officers, Promoters
     and Control Persons. . . . . . . . . . . . . Directors, Executive Officers,
                                                   Promoters and Control Persons
10   Security Ownership of Certain Beneficial
     Owners and Management . . . . . . . . . . . . . . .  Principal Shareholders
11   Description of Securities. . . . . . . . . . . . Description of Securities;
                                                                 Dividend Policy
12   Interest of Named Experts and Counsel . . . . . . . . . . . . . . . Experts
13   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities . . . . . .  Statement as to Indemnification
14   Organization within Last Five Years. . .  The Company; Certain Transactions
15   Description of Business. . . . . . . . .  Prospectus Summary; Risk Factors;
                                                           The Company; Business
16   Management's Discussion and Analysis
     or Plan of Operations. . . . . . . . . . . . .  Management's Discussion and
                                                   Analysis or Plan of Operation
17   Description of Property. . . . . . . . . . . . . . . . . . . . . . Business
18   Certain Relationships and Related Transactions. . . .  Certain Transactions
19   Market for Common Equity and Related
     Stockholder Matters. . . . . . . . . . . . . . . . . . . . . . Risk Factors
20   Executive Compensation . . . . . . . . . Compensation of Executive Officers
                                                                   and Directors
21   Financial Statements . . . . . . . . . . . .  Index to Financial Statements
22   Changes In and Disagreements With Accountants
     on Accounting and Financial Disclosure. . . .  Changes In and Disagreements
                                                                With Accountants
23   Indemnification of Directors and Officers . .  Indemnification of Directors
                                                                    and Officers
24   Other Expenses of Issuance and Distribution . .  Other Expenses of Issuance
                                                                and Distribution
25   Recent Sales of Unregistered Securities . . . . . . . . . . Recent Sales of
                                                         Unregistered Securities
26   Exhibits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . Exhibits
27   Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . Undertakings

                         MEDCARE TECHNOLOGIES, INC.
        165 Shares of Preferred Stock, 1,300,000 Shares of Common Stock Issued pursuant to Stock Option Plans, 176,000 Shares of Common Stock Issued
  pursuant to Offering, 1,500,000 Reserved Shares of Common Stock and 558,302
                 Redeemable Common Stock Purchase Warrants

     MedCare Technologies, Inc. (the "Company") is registering hereby 165 shares of Preferred Stock (the "Preferred Stock"), 1,300,000 Shares of Common Stock issued pursuant to Stock Option Plans (the "Stock Options"), 476,000 Shares of Common Stock issued pursuant to offerings (the "Offering Stock"), 1,500,000 shares of Common Stock reserved pursuant to a Certificate of Designation filed with the State of Delaware (the "Reserved Stock") and 558,302 Redeemable Common Stock Purchase Warrants (the "Warrants"). The Preferred Stock, Stock Options, Offering Stock, Reserved Stock and Warrants (collectively, the "Securities") were each offered separately and are separately transferable at any time from the dates of the agreements through which they were issued. Each Option entitles the holder thereof to purchase, at any time during the period commencing on the Effective Date, one share of Common Stock at a price of $3.00 per share for the 1995 options and $4.50 per share for the 1996 and 1997 options, for a period of until December 31, 2001 for the 1995 options, June 20, 2001 for the 1996 options and November 18, 2001 and July 1, 2005 for the 1997 options. Each Warrant entitles the holder thereof to purchase, at any time commencing on the Effective Date, one share of Common Stock at a price of $6.00 to $7.346 per share for a period of six to seven years from the Effective Date.

     The offering prices of the Preferred Stock, Offering Stock and Reserved Stock, as well as the exercise price and other terms of the Warrants and Stock Options, have been determined by the Company and bear no relationship to the Company's asset value, net worth or other established criteria of value. See "RISK FACTORS."

     Prior to this Registration, the Common Stock of the Company has been traded on the OTC Bulletin Board. It is anticipated that upon completion of this Registration the Securities of the Company will be listed on The Nasdaq Small Cap MarketTM ("Nasdaq") under the symbol MCAR. There is no assurance that a trading market in the Company's Securities will develop or if it does develop, that it will be sustained.

     The summary of the prospectus required by Item 503 of Regulation S-K regarding material risks in connection with the purchase of the securities may be found under Item 3 of this Form S-1.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES
AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL
OFFENSE.

=====================================================================
===========
                        |  Price to Public        |  Proceeds to Company
--------------------------------------------------------------------------------
Per Preferred Share     |  $10,000                |  $10,000
Per Stock Option        |  $3.00 to $4.50         |  $3.00 to $4.50
Per Offering Share      |  $6.25                  |  $6.25
Per Reserved Share      |  $7.346                 |  $7.346
Per Warrant             |  $6.00 to $7.346        |  $6.00 to $7.346
--------------------------------------------------------------------------------
Total                   |  $24,366,486.40         |  $24,366,486.40
=====================================================================
===========

         The date of this Prospectus is October 28, 1997

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER
CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION NOT
CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE
COMPANY OR ANY UNDERWRITER.  THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER OF ANY
SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH
OFFER WOULD
BE UNLAWFUL.  THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT
THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS
DATE.


                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

Incorporated by Reference:    Form 10SB/A filed October 27, 1997
                              Form 10K/A for fiscal 1996 filed October 27, 1997
                              Form 10Q/A for first quarter 1997 filed
                                 August 28, 1997
                              Form 10Q for second quarter 1997 filed
                                 August 18, 1997

                         PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.


                            THE COMPANY

     MedCare Technologies, Inc. (the "Company") manages urinary incontinence clinics throughout the United States utilizing a proprietary biofeedback-based protocol known as the MedCare Program.

     The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, merged into Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group, Inc. were converted into common shares of Santa Lucia Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

     The Company was inactive during the period from February 1990 to August 1995, at which point the Company acquired the MedCare program for treating incontinence.

     On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August 14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock. On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

     On October 1, 1995, the Company's wholly owned subsidiary, MedCare Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta, Canada, corporation, for a nominal value from its owners, Diane Nunzianto, a MedCare Technologies, Inc. director and Philip Tolley and Mel Tolley. The operations of Manon Consulting were terminated on December 31, 1996.

     Narinder Thouli, a member of the Board of Directors, resigned on November 1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

     On July 8, 1997, Jeffrey Aronin joined the Company as its President and Chief Operating Officer. He was also elected a Director of the Company. Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company.

     The Company's executive offices are located at 608 South Washington Street, Suite 101, Naperville, Illinois, 60540. Its telephone number is (630) 428-2859.

                          THE REGISTRATION

Securities to be Registered        MedCare Technologies, Inc. (the "Company") is
                                   registering hereby 165 shares of Preferred
                                   Stock (the "Preferred Stock"), 1,300,000
                                   Shares of Common Stock issued pursuant to Stock Option Plans (the "Stock Options"),
                                   476,000 Shares of Common Stock issued
                                   pursuant to a 506 offering (the "Offering
                                   Stock"), 1,500,000 shares of Common Stock reserved pursuant to a Certificate of Designation filed with the State of Delaware
                                   (the "Reserved Stock") and 558,302 Redeemable
                                   Common Stock Purchase Warrants (the
                                   "Warrants").  The Preferred Stock, Stock
                                   Options, Offering Stock, Reserved Stock and
                                   Warrants (collectively, the "Securities") were each offered separately and are separately transferable at any time from the dates of the agreements through which they were issued. Each Option entitles the holder thereof to purchase, at any time during the period commencing on the Effective Date, one share of Common Stock at a price of $3.00 per share for the 1995 options and $4.50 per share for the 1996 and 1997 options, for a period of until December 31, 2001 for the 1995 options, June 30, 2001 for the 1996 options and November 18, 2001 for the 1997 options. Each Warrant entitles the holder thereof to purchase, at any time commencing on the Effective Date, one share of Common
                                   Stock at a price of $6.00 (for all warrants except those issued as part of the offering of June 20, 1997) to $7.346 (for warrants issued for common stock pursuant to the offering of June 20, 1997) per share for a period of six to seven years from the Effective Date.

Offering Price:
     Preferred Stock               $10,000 per Share
     Common Stock Options          $3.00 to $4.50 per Share
     Common Stock Offering         $6.50 per Share
     Common Stock Reserved         $7.346 per Share
     Common Stock Warrants         $6.00 to $7.346 per Share

Shares of Common Stock Outstanding:
     Prior to Exercise of Options
          and Warrants             6,964,185 Shares
     Subsequent to Exercise of
          Options and Warrants     8,229,187 Shares

Use of Proceeds                    Proceeds from issuance of Preferred Stock,
                                   Common Stock, Common Stock Options, and
                                   Common Stock Warrants have been used for working capital and expansion of the MedCare
                                   Program.  Proceeds from the issuance of
                                   heretofore unexercised Warrants and Options and of Reserved Common Stock will also be used for working capital and expansion of the MedCare Program.

Risk Factors                       Investment in the Company involves certain
                                   general business risks and risks specifically inherent in the medical industry. See "Risk
                                   Factors."

                       SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

STATEMENT OF OPERATIONS DATA

                                Years Ended            Seven Months Ended
                                December 31,                July 31,
                           1995           1996                1997
Revenues                   $      0       $      0            $ 47,809

Expenses
    General and
     Administrative         689,713        452,037             701,256
                            -------        -------             -------
Total Expenses              689,713        452,037             701,256

Other Income and  Expenses
   Interest Income                0          2,801              34,823
Loss from Discontinued
   Operations                     0              0              (4,489)
Gain on Sale of Subsidiary        0              0              15,770
                                 ---        ------              ------

Net Loss                  $(689,713)     $(449,236)          $(607,343)
                          ==========     ==========          ==========

Net (Loss) Per Share of
   Common Stock              $(0.11)        $(0.07)             $(0.09)
                             =======        =======             =======

BALANCE SHEET DATA:

                                        As of                    As of
                                        December 31,             July 31,
                                        1996                     1997
Cash                                    $219,775                 $4,206,034
Accounts Receivable - Trade                7,351                     49,213
Prepaid Expenses                          29,696                     27,494
                                         -------                  ---------
Total Current Assets                     256,822                  4,282,741

Property and Equipment
   Office Equipment                        2,429                     13,307
   Medical Equipment                      14,798                     15,288
                                          ------                     ------
                                          17,227                     28,595
Less Accumulated Depreciation              7,796                     11,132
Net Book Value                             9,431                     17,463

Other Assets
    Intangible Assets-The MedCare
      Program - Note 3                     1,000                      1,000
   Security Deposits                           0                      1,500
                                           -----                      -----
   Total Other Assets                      1,000                      2,500

Total Assets                            $267,253                 $4,302,704
                                         =======                  =========

                            RISK FACTORS

     The securities being registered hereby are speculative and involve a high degree of risk of loss of part or all of the investment. Therefore, prospective investors should read this entire Registration Statement and carefully consider, among others, the following risk factors in addition to the other information set forth elsewhere in this Registration Statement prior to making an investment in the Company's securities.

NO MARKET STUDIES

     In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned.

LACK OF OPERATING HISTORY

     Although the Company was organized in 1986, it did not become active until 1995 and has been continually developing its Program since that time. Since the Company has not proven the essential elements of profitable operations, investors in this offering will be furnishing venture capital to the Company and will bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful.

NO MARKET STUDIES - UNCERTAINTIES REGARDING MARKET FOR THE
COMPANY'S PROPOSED
   SERVICE

     In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned. An independent marketing study was not commissioned.

CONTINUED CONTROL BY EXISTING MANAGEMENT

     The Company's management currently owns a majority stake in the Company's outstanding Common Stock. Accordingly, new shareholders may lack an effective vote with respect to the election of directors and other corporate matters. See "PRINCIPAL SHAREHOLDERS" and "DESCRIPTION OF SECURITIES."

LIMITED TRANSFERABILITY AND LIQUIDITY

      In order to satisfy the requirements of the exemptions from registration under the Securities Act and the various applicable state securities laws, each subscriber must acquire his Common Stock for investment purposes only and not with a view to distribution or resale. Consequently, certain conditions of such federal and state securities laws must be satisfied prior to any disposition of the securities. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements, from the Company, limitation on the percentage of the securities sold and the manner in which the securities are sold. The Company can prohibit any sale, transfer or other disposition unless it receives an opinion of counsel provided at the shareholder's expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of the applicable federal and state securities laws and regulations or other applicable federal and state laws and regulations. It is unlikely that Rule 144, which permits sales of unregistered securities under certain conditions, will be available to the shareholders of the Company.

DIVIDENDS

      The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors.

DEPENDANCE ON EXECUTIVE OFFICERS

    The Company is highly dependent on the services of its officers. Attracting and retaining qualified personnel is critical to the Company's business plan.
No assurances can be given that the Company will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should the Company be unable to attract and retain the qualified personnel necessary, the ability of the Company to implement its business plan successfully would be limited.

ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price of the Securities was arbitrarily set by the Company.
No independent investment banking firm was retained to assist in determining the offering price. The offering price of the Securities may not bear any relation to the actual value of the Preferred or Common Stock. Among the factors considered in determining the price were estimates of the prospects of the Company, the background and capital contributions of Management and current conditions in the securities markets and the data processing industry. There is, however, no relationship between the offering price of the Common Stock and the Company's assets, earnings, book value or any other objective criteria of value. See "PLAN OF PLACEMENT."


                    PRICE RANGE OF COMMON STOCK

    The following table sets forth for the periods indicated the high and low closing prices for the common stock, $0.0001 per value, of the Company (the "Common Stock") in transactions on the OTC Bulletin Board.

                      1997                    1996                  1995
Quarter        High        Low          High       Low         High      Low
1st            $8.1875     $5.125       $4.785     $4.25
2nd            $8.25       $6.25        $5.625     $4.75
3rd            $9.00       $6.25        $5.625     $4.75
4th                                     $5.125     $4.375      $6.00     $3.75

                             DIVIDENDS

     MedCare's Common Stock, $0.001 par value, is traded on the OTC Bulletin Board. Cash dividends have not been paid in the past and the Company does not plan on paying dividends in the future.


                          USE OF PROCEEDS

     The net proceeds from the sale of the 165 shares of Preferred Stock, 476,000 shares of Common Stock, 1,300,000 Common Stock Options, 558,302 Common Stock Warrants and 1,500,000 Shares of Reserved Common Stock, will be used for working capital and expansion of the MedCare Program. The Company's proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended. The proposed application of proceeds is also subject to changes in market conditions and the Company's financial condition in general.

     While there can be no assurance, the Company believes the net proceeds from the sale of securities and internally generated funds will be adequate to satisfy the Company's working capital needs for the next twelve months. The Company may require additional debt or equity capital in order to finance future internal growth or acquisitions. There can be no assurance that additional financing on acceptable terms will be available to the

Company when needed, if at all. See "RISK FACTORS," "BUSINESS," and "MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS."


                           CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1996 and July 31, 1997.

                                     December 31, 1996     July 31, 1997
Current Liabilities
Accounts Payable                     $  57,343             $     129,517
Notes Payable - Officers                13,500                    13,500
                                        ------                   -------
Total Current Liabilities               70,843                   143,017

Stockholders' Equity:
   Preferred Stock, $.25 Par Value,
   Series A, Authorized 1,000,000
   Shares; Issued and Outstanding, at
   July 31, 1997, 165 Shares and
   at December 31, 1996, NONE                0                        41

   Common Stock, $0.001 Par Value,
   Authorized 100,000,000 Shares;
   Issued and Outstanding,
   6,964,185 Shares at July 31,
   1997 and 6,445,185 Shares at
   December 31, 1996                     6,445                     6,964

Additional Paid in Capital           1,671,631                 6,241,321

Loss Accumulated During
   The Development Stage            (1,182,296)               (1,789,639)
                                    -----------               -----------
Total Stockholders' Equity             495,780                 4,458,687
                                    -----------               -----------
Total Liabilities and
   Stockholders' Equity           $    566,623            $    4,601,704
                                    ===========               ===========

                              DILUTION

     As of July 31, 1997, the Company had issued (assuming issuance of all options and warrants) 4,458,687 shares of Common Stock and the net tangible book value per share of the Common Stock (the Company's net tangible assets less its liabilities divided by the number of shares of Common Stock then outstanding) was $1.00 per share of Common Stock. After giving effect to the receipt of the estimated net proceeds from the sale of all of the Shares and exercise of all options and warrants, the net tangible book value of the Company's presently outstanding shares will increase to $5.89 per share. The investors will experience a corresponding dilution of $(2.89) to $1.46 per share from the exercise price. If a smaller number of Warrants and Options are exercised, the dilution to the investors will be greater than that indicated above as indicated in the table below.

     "Dilution" is normally defined as the difference between the offering price per share of Common Stock and the net tangible book value per share of Common Stock immediately after the offering. The following table illustrates the per share dilution to new investors:

Net tangible book value per share  . . . . . . . . . . . .    $1.00
Pro forma net tangible book value per share after
    issuance of all warrants and options . . . . . . . . . .  $5.89
Dilution per share . . . . . . . . . . . . . . . . . . . .    $(2.89) to $1.46

                  SELECTED CONSOLIDATED FINANCIAL DATA

    Set forth below is the historical selected financial data with respect to the Company for the years ended December 31, 1996 and 1995 and the seven month period ended July 31, 1997. The selected financial data for the years ended December 31, 1996 and 1995 have been derived from the financial statements which have been examined by Clancy & Associates, P.L.L.P., independent certified public accountants. The financial data for the seven month interim periods, which have also been examined by Clancy & Associates, P.L.L.P., reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the data for such periods. The results of operations for the seven months ended July 31, 1997 are not necessarily indicative of a full year's operating results.

STATEMENT OF OPERATIONS DATA

                                     Years Ended
                                     December 31,             Seven Months Ended
                                 1995           1996          July 31, 1997
Revenues                         $      0       $      0      $    47,809
Expenses
    General and Administrative    689,713        452,037          701,256
                                  -------        -------          -------
Total Expenses                    689,713        452,037          701,256

Other Income and Expenses
   Interest Income                      0          2,801           34,823
Loss from Discontinued
   Operations                           0              0           (4,489)
Gain on Sale of Subsidiary              0              0           15,770
                                 --------        -------          --------
Net Loss                       $ (689,713)   $  (449,236)     $  (607,343)
                               ===========   ============     ============

Net (Loss) Per Share of
   Common Stock                $    (0.11)   $     (0.07)     $     (0.09)
                               ===========   ============     ============

BALANCE SHEET DATA:

                                As of               As of            As of
                                December 31,        December 31,     July 31,
                                1995                1996             1997
Cash                            $     0             $  219,775       $ 4,206,034
Accounts Receivable - Trade           0                  7,351            49,213
Prepaid Expenses                      0                 29,696            27,494
                                -------             ----------       -----------
Total Current Assets                  0                256,822         4,282,741

Property and Equipment
   Office Equipment                   0                  2,429            13,307
   Medical Equipment                  0                 14,798            15,288
                                -------             ----------       -----------
                                      0                 17,227            28,595
Less Accumulated Depreciation         0                  7,796            11,132
Net Book Value                        0                  9,431            17,463

Other Assets
    Organizational Costs (Net of
      Amortization)                  50                      0                 0
    Intangible Assets-The MedCare
      Program - Note 3                0                  1,000             1,000
   Security Deposits                  0                      0             1,500
                                -------               --------         ---------
   Total Other Assets                50                  1,000             2,500
                                -------               --------         ---------
Total Assets                 $       50           $    267,253        $4,302,704
                             ==========           ============        ==========
                                         13


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     By the end of fiscal 1997, the Company plans to have twelve (12) established centers, known as The MedCare Program, for the treatment of patients suffering from urinary incontinence. The Company's treatment protocol consists of a multi-modality program based on behavioral techniques and neuromuscular electromyography biofeedback. The MedCare Program is designed to mobilize and strengthen various sensory response systems and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened and coordinated. Currently, the Company has five (5) operating units (Norman, Oklahoma, Winter Park, Florida, Overland Park, Kansas, Denver,
Colorado, and Raleigh, North Carolina) and a sixth center is expected to open in Kankakee, Illinois in October 1997. The Company's site in Overland Park,
Kansas, overseen by Dr. Herb Hodes, gynaecologist, is in the process of being moved to a new location supervised by a local urologist, similar to MedCare's other Program sites. An additional six sites are planned for the balance of the year and the Company plans to open up 4 sites per month in calendar 1998.

     Each new MedCare Program clinic will cost approximately $30,000. A breakdown of the opening expenses is listed below:

     EMG Biofeedback Equipment               $14,000
     Bladder Scan                            $ 6,000
     Miscellaneous (furniture, supplies)     $ 5,000
     Training                                $ 5,000
                                             =======
     Total Start-Up Expenses                 $30,000

     In order to establish an additional six clinics in 1997 (not including the five current clinics and the planned clinic to open in October 1997 in Kankakee, Illinois) and 4 sites per month in 1998, and meet the Company's anticipated working capital needs, the Company estimates that it will require $1,350,000 in capital. At July 31, 1997, the Company had cash reserves of $4,206,034, more than ample for the Company's expansion plans. Each new MedCare Program site is expected to generate approximately $150,000 to $200,000 in first year's revenues and approximately $400,000 in second year's revenues. As a result of new openings and as revenues from existing MedCare sites increase, the Company anticipates substantially increased revenues.

                                      14

     In anticipation of this growth, the Company has expanded its corporate offices to include a 841 square foot training facility and 1,488 square feet of executive offices. The training/clinical facility is leased for 12 months at $1,500 per month, with an option to renew, and the executive office is also leased for 12 months at $2,000 per month, with an option to renew. The executive office is leased from Kundan S. Rayat, a director, and Tajinder Chohan
Rayat, wife of Harmel S. Rayat, the Company's Chairman. As new MedCare Program sites are added, the Company anticipates having to add approximately 2,000 to 3,000 additional square feet to its training/clinical office in mid-1998. The
Company also plans to hire additional sales, accounting, marketing and clinical staff as additional MedCare Progam sites are opened.

                              BUSINESS

     MedCare Technologies, Inc. (the "Company") manages urinary incontinence clinics throughout the United States utilizing a proprietary biofeedback-based protocol known as the MedCare Program.

     The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using electromyography (EMG), pelvic floor muscle exercises and bladder and bowel re-training. The program is designed to activate and strengthen the various sensory-response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental electromyography biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened and coordinated.
All patients entering the MedCare treatment program are initially evaluated by a physician and a biofeedback clinician whose expertise is in bladder and bowel control.

     The MedCare program is individualized for each patient's needs and circumstances. It focuses on their clinical, cognitive, functional and residential status to produce a comprehensive program for bladder and bowel disorder sufferers.

     MedCare Technologies manages 5 MedCare Program sites (Norman, OK; Overland
Park, KS; Winter Park, FL; Denver, CO; Raleigh, NC; soon to be open in Kankakee,
IL). The Company's site in Overland Park, Kansas, overseen by Dr. Herb Hodes, gynaecologist, is in the process of being moved to a new location supervised by a local urologist, similar to MedCare's other Program sites. The Company's sites are listed below:

          500 East Robinson, Suite 700
          Norman, OK 73071

          3586 Aloma Avenue, Suite 2
          Winter Park, FL 32792

          4545 East 9th Avenue, Suite 260
          Denver, CO 80220

          4301 Lake Boone Trail, Suite 300
          Raleigh, NC 27607

          400 North Wall Street, Suite 410
          Kankakee, IL 60901

     Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward-looking statements that involve risk and uncertainties, including, but not limited to, product and service demand and acceptance, changes in technology, changes in insurance reimbursement, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission.
The cautionary statements made in this document should be read as being applicable to all related forward-looking

                                15

statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here.

     The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, merged into Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group,
Inc. were converted into common shares of Santa Lucia Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-
Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

     The Company was inactive during the period from February 1990 to August
1995, at which point the Company acquired the MedCare program for treating incontinence.

     On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August
14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock.
On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

     On August 15, 1995, the Company authorized in a Private Placement
Memorandum, pursuant to Regulation D, Rule 504, offering 4,200,000 shares of its common stock at a price of $0.15. This offering was conducted in order to raise money for further research and development on the MedCare Program and was broken down as follows: $300,000 for public relations and advertising, $155,000 for market research and development, $45,000 for consulting, $25,000 for miscellaneous expenses and $75,000 as a cash reserve. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

     On October 1, 1995, the Company's wholly owned subsidiary, MedCare
Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta,
Canada, corporation, for a nominal value from its owners, Diane Nunzianto, a MedCare Technologies, Inc. director and Philip Tolley and Mel Tolley. On
December 31, 1995, the Company issued 16,666 shares of its common stock for $50,000 cash and 25,000 shares of its common stock in exchange for consulting services with a value of $75,000. The operations of Manon Consulting were terminated on December 31, 1996.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 20, 1996 and completed on August
15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase, advertising and marketing, and working capital.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for equipment purchases, advertising and marketing and working capital.

                                        16

     Narinder Thouli, a member of the Board of Directors, resigned on November
1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

     On February 1, 1997, an offering was begun pursuant to Regulation D, Rule
506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 4, 1997. The proceeds were used for working capital and expansion of the MedCare Program.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1996 for 300,000 shares of common stock at
$6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program.

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July
8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz
Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

     At this time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

     The conversion terms outlined in the Certificate of Designation state that holders of the Series A Preferred Stock can convert their stock on or after a period of no less than four months from the closing date into Common Stock using the formula per share of Series A Preferred Stock:

                   (.08)(N/365)(10,000) + 10,000
                   -----------------------------
                          Conversion Price

The Conversion Price is determined as the lesser of 115% of the average Closing
Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, where X is determined as follows:

     # of months between Last Closing
     and Date of Conversion                      "X"
     --------------------------------            ---
     4-6 months                                  90%
     6 months-1 year                             87.5%
     9 months, 1 day-12 months                   85%
     more than 12 months                         80%

                                       17

     The Company also has the right to redeem the Series A Preferred Stock upon receipt of Notice of Conversion at a rate of the Stated Value times 1.10 to 1.2 or may redeem the stock at its own election at 115% to 130%, depending on the length of time.

     Attached as exhibits are the Certificate of Designation and Placement
Memorandum.

     The Placement Agent and its employees and affiliates were granted a total of 165 Preferred Stock options and 258,302 Common Stock options in conjunction with this offering.

     On July 8, 1997, Jeffrey Aronin joined the Company as its President and
Chief Operating Officer.  He was also elected a Director of the Company.  Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company.

     The Company has also issued shares pursuant to the following stock option plans:

     1995 Stock Option Plan (500,000 shares exercisable at $3.00 until December
          31, 2001)
     1996 Stock Option Plan (300,000 shares exercisable at $4.50 until June 20,
          2001)
     1997 Stock Option Plan (200,000 out of 500,000 shares exercisable at $4.50 until November 18, 2001)
     1997 Stock Option Plan (300,000 out of 500,000 shares exercisable at $6.50 until July 1, 2005)

     The going concern opinion of the independent accountant, as disclosed in the Company's Independent Auditors Report attached to Part F/S, is as follows:

     "The Company is a development stage Company as defined in Financial
     Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     The Company's executive offices are located at 608 South Washington Street,
Suite 101, Naperville, Illinois, 60540.  Its telephone number is (630) 428-2859.

                                      18

                                 MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
     The directors and executive officers of the Company are as follows:

     Name/Age                                Title
     --------                                -----
     Harmel S. Rayat                         Chief Executive Officer, Chairman
                                             of the Board
     Jeffrey Aronin                          President, Chief Operating Officer,
                                             Director
     Valerie Boeldt-Umbright, Bsc, RN, CCCN  Director of Clinical Services,
                                             Director
     Kundan S. Rayat                         Secretary, Director
     Michael M. Blue, Bsc, M.D.              Director
     Jake Jacobo, M.D.                       Director

     Mr. Harmel Rayat and Mr. Kundan Rayat were elected to the board of directors in 1995. Ms. Boeldt-Umbright and Dr. Blue were elected directors in 1996. Dr. Jacobo was elected to the board in 1997.

HARMEL S. RAYAT (Age 36) Chief Executive Officer and Chairman of the Board.  Mr.
Rayat is one of the co-developers of the MedCare Program. Mr. Rayat has been in the venture capital industry since 1981 and since January 1993 has been the president of Hartford Capital Corporation, a company which specializes in providing early stage funding and investment banking services to emerging growth corporations. From January 1989 through December 1992 Mr. Rayat was the
President and CEO of K.S. Rayat & Company, an investment banking and venture capital company, where he was responsible for research, due diligence and investment strategy in early stage, start-up venture capital investments. From
April 1996 to the present he has been President and CEO of Hartford Capital
Management, Inc., an investment management company where he is responsible for researching and making direct equity investment in emerging growth public corporations. Mr. Rayat has been a director of the Company since September
1995, President from June 1996 until June 1997 and is currently Chief Executive
Officer and Chairman. Mr. Rayat is also a director of Far West Resources, Inc., a non-reporting company trading on the NASDAQ OTC Bulletin Board.

JEFFREY S. ARONIN (Age 30) President and Chief Operating Officer, Director. Mr.
Aronin has extensive experience in the health care industry, with particular expertise in Corporate Development, Sales Management, Health Care Marketing and
Managed Health Care. Mr. Aronin joined Carter Wallace, a major pharmaceutical firm, in May of 1989. At Carter Wallace, Mr. Aronin held many positions as he advanced through management in sales marketing and managed care. In September
1995, Mr. Aronin left Carter Wallace to join American Health Products
Corporation, where he ran the Marketing division and focused on Marketing and Business Development and made significant contributions toward the growth of AHPC's business. Mr. Aronin joined MedCare Technologies as its President and
Chief Operating Officer on July 8, 1997, at which time he also became a member of the Board of Directors of the Company. He holds a degree in marketing and financing, as well as an MBA in management.

VALERIE BOELDT-UMBRIGHT (Age 32) Director of Clinical Services, Director.  Mrs.
Boeldt-Umbright is a registered nurse, with a Bachelors of Science degree in community health education from Northern Illinois University. With over two years of actual management experience in the day-to-day opedration of the Incontinence Clinic in Chicago, Mrs. Boeldt-Umbright has supervised personnel, dealt with insurance and reimbursement matters, marketing and physician interaction and referrals. She has instructed patients in biofeedback for their pelvic floor muscles, established individualized neuromuscular reeducation programs, written new clinical protocols and articles for publication and has worked as a member of a university team to provide excellent care and medical treatment for patients. Ms. Boeldt-Umbright was a nurse insurance examiner in the PMI Division of Equifax Systems from October 1991 to September 1992.
From June 1992 to July 1994 she was employed at the Premier Rehabilitation
Center of Chicago, where she established a nursing and health education program and was the sole nurse responsible for traumatic brain injury and spinal cord injury clients. At this facility she also established a medication program and bowel/bladder programs, monitored vital signs and dressing changes, and taught inservices, training classes and health care classes for clients and staff.
From March

                                    19

1994 to September 1996 Ms. Boeldt-Umbright was the Manager of Incontinence
Control Services. In this position she handled all manager responsibilities, including supervising personnel, insurance claims, marketing and physician interaction and referral, wrote articles for publication and assisted in research. She also explained biofeedback for incontinence and demonsrated techniques to visiting physicians, residents, nurses and fellows. Since March
1996, she has been a director of the Company and Director of Clinical Services.
Her responsibilities include the continued development and refinement of the MedCare program and ongoing research, training of all clinicians, writing treatment protocols, training physicians, teaching biofeedback for incontinence, attending advanced conferences and writing articles.

KUNDAN S. RAYAT (Age 69) Director/Secretary. Mr. Rayat has over 45 years of experience as an entrepreneur and owner of a diverse spectrum of businesses, ranging from automotive to heavy construction, on three different continents.
Since 1985, Mr. Rayat has primarily devoted his time to venture capital, investing in numerous start up ventures, and provides seasoned senior management advice to emerging market companies as a consultant. He has been a principal of K.S. Rayat & Company from January 1985 through the present, where he has been an early stage venture capital investor in numerous start-up ventures and a consultant to emerging market corporations. Mr. Rayat has been a director and the secretary of the Company since August 1995 and provides seasoned management advise on such matters as growth strategy, finance, marketing strategies and selection of personnel. He is also a director of Far West Resources, Inc., a non-reporting company trading on the NASDAQ OTC Bulletin Board. He is the father of Harmel S. Rayat, president of the Company.

MICHAEL M. BLUE, M.D. Director. Dr. Blue is a Board-certified urologist who has practiced general urology for twenty years. He is a member of the American
Medical Association, Oklahoma State Medical Association, South Central
Urological Association and the American Urological Association. Dr. Blue has been a sole practitioner in private practice for the past twenty years. Dr.
Blue joined the Board of Directors of the Company on August 15, 1996 and is responsible for supervising and continuing the development of all medical aspects of the MedCare program, as well as interacting and answering questions from other doctors within the MedCare system.

JAKE JACOBO, M.D. (Age 53) Director. After completing his Residency in Urology at the University of Iowa Hospitals and Clinics, Dr. Jacobo participated as a Clinical Investigator with the National Prostatic Cancer Project and the
National Bladder Cancer Project during 1975 and 1976. In July of 1977, he joined Northern Iowa Urology Associates in Waterloo, Iowa and remained in private practice until 1989. During his tenure with Urology Associates, Dr.
Jacobo initiated the Urodynamic program for Covenant Medical Center and in 1986 introduced Prostate Ultrasonography for the diagnosis of prostate lesions, this being the first Prostate Ultrasound Program for the state of Iowa and started a new modality, together with PSA testing, for the early diagnosis of prostate cancer. In April of 1989, Dr. Jacobo started Urology Consultants in the
Orlando, Florida area. Urology Consultants has since expanded to five clinics and three urologists, and in 1997 Urology Consultants opened the first MedCare
Program site in the state of Florida. Dr. Jacobo joined the Board of Directors on September 17, 1997.

                                20

                            EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or awarded to the Company's chief executive officer and to each of the Company's three most highly compensated executive officers other than the chief executive officer whose salary and bonus for the latest fiscal year exceeded $100,000, for services rendered to the Company in 1996 and 1995.

                     SUMMARY COMPENSATION TABLE

                                        Long-Term
                                        Compensation
                                        Awards
                      Annual Compensation                   Securities
                                                            Under-
Name and Principal                             Other Annual lying   All Other
Position              Year  Salary      Bonus  Compensation Options Compensation
Harmel S. Rayat,
   President & CEO    1995  $0          $0     0            0       0
Valerie Boeldt-
   Umbright, Director 1995  $0          $0     0            0       0
Harmel S. Rayat,
   President & CEO    1996  $0          $0     0            0       0
Valerie Boeldt-
   Umbright, Director 1996 $12,687.50   $0     0            0       0


     The Company has 500,000 shares reserved under its 1995 Stock Option Plan
for issuance at $3.00 per share until December 31, 2001.    The optionees and
numbers of shares optioned are as follows:

          Harmel S. Rayat               150,000
          Bhupinder Mann*               100,000
          Ranijit Bhogal*               100,000


          Herdev S. Rayat*              100,000
          Frank Mueller                 10,000
          Sarbjit Thouli                10,000
          Grant Mackney                 10,000
          Todd Weaver                   10,000
          Dave Gamache                  10,000

* As of July 31, 1997, each of these optionees have exercised options on 37,667 of their shares at $3.00 each.

     The Company has 300,000 shares reserved under its 1996 Stock Option Plan for issuance at $4.50 per share until June 20, 2001. None of these shares have been exercised. The optionees are as follows:

          Harmel S. Rayat                    160,000
          Terry Johnston*                     60,000
          Valerie J. Boeldt-Umbright          40,000
          Dr. Michael M. Blue                 40,000

* As of July 31, 1997, this optionee has exercised options on 13,000 of his shares at $4.50 each.

     The Company has 500,000 shares reserved under its 1997 Stock Option Plan, 200,000 of which are for issuance at $4.50 per share until November 18, 2001 and 300,000 of which are exercisable at $6.50 per share until July 1, 2005. None of these shares have been exercised. These optionees are as follows:

$4.50 per share:
          Valerie Boeldt-Umbright    100,000
          Terry Johnson               20,000
          Michael M. Blue             60,000
          Nicole Alagich              10,000
          Charles Grahn               10,000

$6.50 per share
         Jeffrey Aronin              250,000
         Michael M. Blue              15,000
         Valerie Boeldt-Umbright      15,000
         Terry Johnston               20,000


DIRECTORS' COMPENSATION
     Director received no compensation for each meeting attended except for out-of-pocket expenses.


                       PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of July 31, 1997, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

______________________________________________________________________________
__
(1)               (2)                         (3)                     (4)
                  Name and address of         Amount and Nature       Percent
Title of Class    beneficial owner            of beneficial owner     of class
______________________________________________________________________________
__
Common stock      Harmel S. Rayat             2,000,000               31.7%
                  5131 Highgate Street
                  Vancouver, B.C., V5R 3G9

Common stock      Directors and Officers      2,000,000               31.7%
                  as a group


                        CERTAIN TRANSACTIONS

     On October 1, 1995, the Company acquired 100% of Manon Consulting Ltd. for nominal value. Diane Nunziato, a director of the Company until September 17, 1997, was a director and minority shareholder of Manon Consulting at the time of the transaction, which was approved by both boards after disclosure. The Company operated its Calgary clinic through Manon Consulting until the closure of this clinic on December 31, 1996. Since Manon Consulting has no historical profitability and is partially responsible for the development of the MedCare program through Manon Consulting's clinical activities, the Company acquired Manon Consulting for nominal value.

                               DESCRIPTION OF SECURITIES

COMMON STOCK
     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

PREFERRED STOCK
     The Company is authorized to issue up to one million (1,000,000) shares of Preferred Stock, par value $0.25 per share. Pursuant to a Certificate of Designation filed with the State of Delaware on July 7, 1997, one thousand of those shares have been designated as Series A Preferred Stock, par value $0.25 per share and with a purchase price of $10,000 per share plus an 8% per annum accretion rate. This stock ranks senior to all Common Stock of the Company, senior to any series or class of stock so designated in the future, junior to any series or class of stock designated as such in the future, and in parity with any series or class of stock so designated in the future. There are no dividends or dividend rights provided for this stock. The Preferred Stockholders also have no voting rights, but must receive notice of all shareholders' meetings.

     The liquidation ranking of the Preferred Stock Series A is after any senior securities, prior to any junior securities and on a par with any parity securities. Upon liquidation, holders of Series A Preferred Stock shall receive an amount per share equal to the original Issue Price per outstanding share plus an amount equal to eight percent of the original Series A Issue Price per annum for the period that has passed since that date in connection with the consummation of the purchase by the Holder of shares of Series A Preferred Stock from the Company. If the Company does not possess sufficient funds, assets and other holdings to provide for the complete liquidation price, holders of Series A Preferred Stock shall receive funds based upon the ranking of the stock.

     Holders of Series A Preferred Stock may convert their shares into shares of Common Stock via the following formula:

                   (.08)(N/365)(10,000) + 10,000
                   -----------------------------
                          Conversion Price

where N is equal to the number of days between the date full payment was received by the Escrow Agent or the Company for the shares in question and the Date of Conversion and where "Conversion Price" is equal to the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, as defined below:


     # of months between Last Closing
     and Date of Conversion                 "X"
     --------------------------------       ---
     4-6 months                             90%
     6 months-1 year                        87.5%
     9 months, 1 day-12 months              85%
     more than 12 months                    80%

     To convert shares, the shareholder must send via facsimile a copy of the Notice of Conversion to both the Company and the Transfer Agent by 11:59 p.m. New York City time on the date of conversion. No fractional shares will be issued.

     Three years after the Last Closing Date, or the first business day thereafter, all Series A Preferred Stock will be automatically converted into Common Stock, or will be redeemed for cash in an amount equal to the Stated Value, at the Company's discretion, where the Stated Value is equal to the Original Series A Issue Price plus the accreted by unpaid Premium. The Redemption price is calculated as follows:


 Date of Notice of Redemption at Company's Election            % of Stated Value
 --------------------------------------------------            -----------------
 12 months and 1 day to 18 months following Last Closing Date  130%
 18 months and 1 day to 24 months following Last Closing Date  125%
 24 months and 1 day to 30 months following Last Closing Date  120%
 30 months and 1 day to 36 months following Last Closing Date  115%

     The following Preferred Stock warrants have been issued:

                              Number of      Price per
Warrantee                     Shares         Share        Exercise Date
-----------------------       ---------      ---------    -------------
Lakeshore International       25             $10,000      June 20, 1998
Queensway International       100            $10,000      June 20, 1998
Concordia Partners L.P.       25             $10,000      June 20, 1998
The Matthew Fund N.V.         15             $10,000      June 20, 1998
                       TOTAL: 165 PREFERRED SHARE WARRANTS

     The complete text of the Certificate of Designation is attached hereto as
Exhibit 3.

COMMON STOCK OPTIONS
     The Company has reserved shares of Common Stock of the Company for its employees and affiliates via Stock Option Plans in the following amounts:

     1995 Stock Option Plan (500,000 shares exercisable at $3.00 until December 31, 2001)

     Bhupinder Mann*          100,000
     Ranjit Bhogal*           100,000
     Herdev S. Rayat*         100,000
     Harmel S. Rayat          150,000
     Frank Mueller            10,000
     Sarbjit Thouli           10,000
     Dave Gamache             10,000
     Todd Weaver              10,000
     Grant Mackney            10,000

* As of July 31, 1997, each of these optionees have exercised options on 37,667 of their shares at $3.00 each.

     1996 Stock Option Plan (300,000 shares exercisable at $4.50 until June 20,
2001)

     Valerie Boeldt-Umbright  40,000
     Terry Johnston*          60,000
     Harmel S. Rayat          160,000
     Michael M. Blue          40,000

* As of July 31, 1997, this optionee has exercised options on 13,000 of his shares at $4.50 each.

     1997 Stock Option Plan (200,000 out of 500,000 shares exercisable at $4.50 until November 18, 2001)

     Valerie Boeldt-Umbright  100,000
     Terry Johnston           20,000
     Michael M. Blue          60,000
     Nicole Alagich           10,000
     Charles Grahn            10,000

     1997 Stock Option Plan (300,000 out of 500,000 shares exercisable at $6.50 until July 1, 2005)

     Jeff Aronin              250,000
     Michael M. Blue          15,000
     Valerie Boeldt-Umbright  15,000
     Terry Johnston           20,000

     Upon exercise of these options, the holders of these shares will have all of the rights and prerogatives of all holders of Common Stock of the Company (see "Common Stock" above). The texts of these stock option plans are attached hereto as Exhibits 13 through 15.

COMMON STOCK WARRANTS
     The Company has issued the following warrants in connection with its offering of Series A Preferred Stock:

                                             Number of   Price per
Warrantee                   Type of Stock    Shares      Share     Exercise Date
Swartz Investments, L.L.P.  Common Stock      33,692     $7.346    June 20, 2002
Lakeshore International     Common-9 months   22,688     $7.346    June 20, 2002
The Matthew Fund N.V.       Common-9 months    6,806     $7.346    June 20, 2002
Concordia Partners L.P.     Common-9 months   11,344     $7.346    June 20, 2002
Queenway Financial Holdings Common-9 months   45,376     $7.346    June 20, 2002
Lakeshore International     Common-12 months  22,688     $7.346    June 20, 2002
The Matthew Fund N.V.       Common-12 months   6,806     $7.346    June 20, 2002
Concordia Partners L.P.     Common-12 months  11,344     $7.346    June 20, 2002
Queenway Financial Holdings Common-12 months  45,376     $7.346    June 20, 2002
Lakeshore International     Common-15 months  22,688     $7.346    June 20, 2002
The Matthew Fund N.V.       Common-15 months   6,806     $7.346    June 20, 2002
Concordia Partners L.P.     Common-15 months  11,344     $7.346    June 20, 2002
Queenway Financial Holdings Common-15 months  45,376     $7.346    June 20, 2002
                                   TOTAL:    258,302 COMMON SHARE WARRANTS

     The Company has also issued warrants for 300,000 shares of Common Stock pursuant to the issuance of 300,000 shares of Common Stock via a Private Placement Memorandum pursuant to Regulation D, Rule 506 dated July 7, 1996. These warrants are exercisable at $6.00 per share until July 7, 2002.

     When exercised, all warrants will be converted into Common Stock and holders thereof will have all of the rights and prerogatives of all holders of Common Stock of the Company (see "Common Stock" above). The complete texts of the warrants issued in connection with the Preferred Stock offering are listed in Exhibits 5 through 7.

RESERVED COMMON STOCK
     The Reserved Common Stock shall be issued in exchange for shares of Series A Preferred Stock upon Notice of Conversion by the Shareholder or at the Company's discretion on a date three years after the Last Closing Date. The Reserved Common Stock shall have all of the rights and privileges of the Common Stock of the Company (see "Common Stock" above).

VOTING REQUIREMENTS
     The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

     There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

TRANSFER AGENT
     The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 4350 East Camelback Road, Suite 100F, Phoenix, Arizona, 85018. Its telephone number is (602) 840-9019.


                  SHARES ELIGIBLE FOR FUTURE SALE

     Upon registration of these shares, the Company will have 6,964,185 shares of Common Stock and 165 shares of Preferred Stock outstanding. Of the 6,964,185 shares of Common Stock outstanding, 2,000,000 shares of Common Stock are beneficially held by "affiliates" of the Company. In addition, options and warrants to purchase 1,823,304 shares of Common Stock will be outstanding. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

     Prior to this registration, the Common Stock has traded on the OTC Bulletin Board under the symbol "MCAR." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's "restricted" shares in any public market that may develop could adversely affect prevailing market prices.

                         LEGAL PROCEEDINGS

     Neither the Company nor any of its subsidiaries or Divisions has any legal proceedings against it.


                           LEGAL MATTERS

     Legal matters will be passed upon for the Company by Gary R. Blume, Esq., Blume & Associates, P.C., 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona 85028.


                              EXPERTS

      The financial statements of the Company for the seven months ended
July 31, 1997 and the year ended December 31, 1996 appearing in this Form S-1 Registration Statement have been audited by Clancy & Co., P.L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                       CHANGE IN ACCOUNTANTS

     On August 25, 1995, the accounting firm of Jones, Thomas, Jenson and Associates was replaced by William L. Clancy, CPA, as the Company's independent accounting firm. There were and are no disagreements with Jones, Thomas, Jensen and Associates. Although the former accountant had not been engaged as the Company's accountant since the completion of the 1989 audit early in 1990, the Company sent the letter to the former accountant as a courtesy. The Company did not have an accountant during the fiscal years 1990 through 1992.

     The Company's former accountant did not issue a report on the Company's financial statements for either of the past two years.

     The Company's decision to change accountants was approved by the Board of Directors on August 25, 1995.


                          INDEMNIFICATION

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

    FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL STATEMENTS


                          C O N T E N T S

Independent Auditors Report  . . . . . . . . . . . . . . . . . . . . .  . . F-1

Consolidated Balance Sheet at July 31, 1997 and December 31, 1996 . . . F-2 F-3

Consolidated Statement of Operations for the seven months period ended
July 31, 1997 and for the years ended December 31, 1996 and 1995.. . . . .  F-4

Consolidated Statement of Stockholders' Equity from Inception
(January 17, 1986) Through July 31, 1997 . . . . . . . . . . . . . . .  F-5 F-9

Consolidated Statement of Cash Flows for the seven months period ended
July 31, 1997 and for the years ended December 31, 1996 and 1995 . . . F-10 F-11

Notes to the Consolidated Financial Statements . . . . . . . . . . . . F-12 F-19


All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                  26th Place
                               2601 E. Thomas Rd.              Ph: (602)266-2646
                                   Suite 110                  Fax: (602)224-9496
CLANCY AND CO. P.L.L.C.      Phoenix, Arizona 85016
Email:CLANCYPLLC@AOL.COM
Certified Public Accountants----------------------------------------------------
                          INDEPENDENT AUDITORS REPORT

Board of Directors
MedCare Technologies, Inc. and Subsidiaries
Naperville, Illinois  60540

     We have audited the accompanying consolidated balance sheet of MedCare Technologies, Inc. and Subsidiaries (A Development Stage Company),
(the Company), as of July 31, 1997, and December 31, 1996, and the related statements of income, stockholders' equity and cash flows for the seven months period ended July 31, 1997 and the years ended December 31, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the consolidated financial statements provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company at July 31, 1997 and December 31, 1996 and the consolidated results of its operations and its cash flows for the seven months period ended July 31, 1997 and the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company is a development stage Company as defined in Financial Accounting Standards Board Statement No. 7.
The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clancy  and Co., P.L.L.C.
Phoenix, Arizona
September 17, 1997

         MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 (A Development Stage Company)
                   CONSOLIDATED BALANCE SHEET
              JULY 31, 1997 AND DECEMBER 31, 1996

                            ASSETS

                                   1997           1996
Current Assets
  Cash                          $  4,206,034    $ 219,775
Accounts Receivable - Trade           49,213        7,351
Prepaid Expenses                      27,494       29,696
                                   ---------      -------
 Total Current Assets              4,282,741      256,822

Property and Equipment
Office Equipment                      13,307        2,429
Medical Equipment                     15,288       14,798
                                      ------       ------
                                      28,595       17,227
Less Accumulated Depreciation         11,132        7,796
Net Book Value                        17,463        9,431

Other Assets
 Intangible Assets-
  The MedCare Program-Note 3           1,000        1,000
Security Deposits                      1,500            0
                                     -------      -------
Total Other Assets                     2,500        1,000

Total  Assets                   $  4,302,704    $ 267,253
                                    ========      ========


   The accompanying notes are integral part of these financial statements.

          MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 (A Development Stage Company)
                   CONSOLIDATED BALANCE SHEET
              JULY 31, 1997 AND DECEMBER 31, 1996

              LIABILITIES AND STOCKHOLDERS' EQUITY

                                        1997           1996
Current Liabilities
Accounts Payable                   $    129,517   $    57,343
Notes Payable - Officers                 13,500        13,500
                                        -------        ------
Total Current Liabilities               143,017        70,843

Stockholders' Equity
  Preferred Stock, $.25 Par Value,
  Series A,  Authorized 1,000,000
  Shares; Issued and Outstanding, at
  July 31, 1997, 165 Shares and
  at December 31, 1996,  NONE                41             0

  Common Stock: $0.001 Par Value,
  Authorized 100,000,000
  Shares; Issued and Outstanding,
  6,964,185 Shares at July 31,
  1997 and 6,445,185 Shares at
  December 31, 1996                       6,964         6,445

  Additional Paid In Capital          6,241,321     1,671,631

  Loss Accumulated During
  The Development Stage              (1,789,639)   (1,182,296)
                                     -----------   -----------
  Total Stockholders' Equity          4,458,687       495,780
                                     -----------   -----------
Total Liabilities and
 Stockholders' Equity              $  4,601,704       566,623
                                      =========       =======

     The accompanying notes are integral part of these financial statements.

  MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (A Development Stage Company)
                  CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE SEVEN MONTHS PERIOD ENDED JULY 31, 1997 AND
            FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND
             FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                           THROUGH JULY 31, 1997

                                                                   Loss
                       Seven                                       Accumulated
                       Months                                      During The
                       Period Ended    Year ended     Year ended   Development
                       July 31,        December       December     Stage
                       1997            31, 1996       31, 1995     (Unaudited)
Revenues           $   47,809      $          0     $        0   $     47,809

Expenses
  General and
    Administrative    701,256           452,037        689,713   $  1,889,140
                      -------           -------        -------      ---------
  Total Expenses      701,256           452,037        689,713      1,889,140

Other Income and Expense
  Interest Income      34,823             2,801              0         40,411
Loss from Discontinued
  Operations           (4,489)                0              0         (4,489)
Gain on Sale of
  Subsidiary           15,770                 0              0         15,770
                       ------             -----       --------         ------

Net  Loss          $ (607,343)      $  (449,236)    $ (689,713)   $(1,789,639)
                     =========         =========      =========    ===========
Net (Loss) Per Share
 of Common Stock   $    (0.09)      $     (0.07)    $    (0.11)   $      0.18
                        ======            ======         ======          ====

    The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH JULY 31, 1997

                                                          Loss
                                                          Accumulated
                                               Additional During the
         Preferred Stock    Common Stock       Paid In    Development
         Shares   Amount Shares       Amount   Capital    Stage        Total
                                                          (Unaudited)
Balance,
January
17, 1986  0       $ 0    0            $ 0      $          $            $  0

Issued to
officers and
directors at
$.002 per
share                    25,000,000   2,500    2,500                    5,000

Issued pursuant
to public
offering at $.01          3,645,000   3,645    32,805                   36,450

Cost of offering                               (7,946)                  (7,946)

Net loss from
inception on
January 17,
1986 through
December 31,
1987     0                                                 (316)       (316)
         -------  ------ ---------    -------  ---------   ---------   -------
Balance,
December
31, 1987 0        0      6,145,000    6,145    27,359      (316)       33,188

Escrow fee
for public
offering                                        (200)                   (200)

Net loss
year ended
December
31, 1988                                                   (1,030)     (1,030)
         -------  ------ ---------    -------  ---------   ----------  -------
Balance,
December
31, 1988 0        0      6,145,000    6,145    27,159      (1,346)     31,958

Net loss
year ended
December
31, 1989                                                   (21,707)    (21,707)
         -------  ------ ---------    -------- --------    --------    --------
Balance,
December
31, 1989 0        0      6,145,000    6,145    27,159      (23,053)    10,251

    The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH JULY 31, 1997

                                                           Loss
                                                           Accumulated
                                                Additional During the
         Preferred Stock    Common Stock        Paid In    Development
         Shares   Amount Shares       Amount    Capital    Stage       Total
                                                           (Unaudited)
Issuance of
stock in
accordance
with plan of
merger with
Multi-Spectrum
Group, Inc.
February
28, 1990          $      55,305,000   $55,305  $(55,305)   $           $ 0

Net loss year
ended December
31, 1990 -
Unaudited                                                  (10,201)    (10,201)
         -------  ------   --------   --------  --------   --------    --------
Balance,
December
31,
1990     0        0      61,450,000   61,450   (28,146)    (33,254)    50


Net loss
year ended
December
31, 1991 -
Unaudited                                                  0           0
         -------  -----  ---------    -------  --------    -------     -------

Balance,
December
31,
1991    0         0      61,450,000   61,450   (28,146)    (33,254)    50

Issued to
Group of
Five, Inc.
November
31, 1992                 8,772,800    8,773    0                       8,773

Net loss
year ended
December
31, 1992 -
Unaudited
         0        0                           (8,773)                 (8,773)
         -------  ----   ---------    -------- ---------  --------    -------
Balance,
December
31,
1992     0        0      70,222,800   70,223   (28,146)    (42,027)    50

Net loss
year ended
December
31, 1993                                                   0           0
         ------   ------ --------     -------- --------    --------    -------
Balance,
December
31,
1993    0         0      70,222,800   70,223   (28,146)    (42,027)    50

    The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH JULY 31, 1997

                                                           Loss
                                                           Accumulated
                                               Additional  During the
         Preferred Stock    Common Stock       Paid In     Development
         Shares   Amount Shares       Amount   Capital     Stage       Total
                                                           (Unaudited)
Net loss
year ended
December
31, 1994          $                   $        $           $ 0         $  0
         -------  ------ ---------    -------- --------    ---------   -------
Balance,
December
31, 1994 0        0      70,222,800   70,223   (28,146)    (42,027)    50

Reverse
Split 1200:1,
August
11, 1995                 (70,164,281) (70,164) 70,164

Acquisition
of MedCare
UI System
Assets August
4, 1995                  2,000,000    2,000    298,000                 1,000

Issued pursuant
to a public
offering at
$.0001 per
share
September 20,
1995                     4,200,000    4,200    625,800                 630,000

Cost of
offering                                       (30,000)                (30,000)

Purchase of
100% of the
outstanding
stock of
Manon
Consulting,
Ltd. on
October 1,
1995 - Note 1                                              0           0

Issued for cash
December 31,
1995                     16,666       17       49,983                  50,000

Issued for
services
December 31,
1995                     25,000       25       74,975                  75,000

Net loss
year ended
December
31, 1995                                                   (689,713)   (691,033)
         ------   ------ ----------   -------  ---------   ----------  -------

   The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH JULY 31, 1997

                                                           Loss
                                                           Accumulated
                                               Additional  During the
         Preferred Stock    Common Stock       Paid In     Development
         Shares   Amount Shares       Amount   Capital     Stage       Total
                                                           (Unaudited)
Balance,
December
31, 1995 0        $  0   6,300,185    $6,301   $1,060,776  $(731,740)  $332,696

Issuance of
common stock
under 1995
Stock Option
Plan at $3.00
per share
during 1996                           36,000   36          107,964     108,000

Issuance of
common stock
under 1996
Stock Option
Plan at $4.50
per share
during 1996                           3,000    3           13,497      13,500

Issuance of
common stock
under Private
Placement at
$4.75 per
share date
June 22, 1996                         50,000   50          237,450     237,500

Issuance of
common stock
under Private
Placement at
$4.50 per
share dated
December, 1996                        56,000   56          251,944     252,000

Net loss
for year
ended
December
31, 1996                                                   (449,236)   (449,236)
         -------  ------ ----------   -------- -------     ----------  -------
Balance,
December
31,
1996     0        0      6,445,185    6,445    1,671,631   (1,180,976) 494,460

   The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH JULY 31, 1997

                                                           Loss
                                                           Accumulated
                                               Additional  During the
         Preferred Stock    Common Stock       Paid In     Development
         Shares   Amount Shares       Amount   Capital     Stage       Total
                                                           (Unaudited)
Issuance of
common
stock under
1996 Stock
Option Plan
at $4.50
per share
through
July 31,
1997              $      10,000       $10      $44,990     $          $45,000

Issuance of
common
stock under
1995 Stock
Option Plan
at $3.00
per share
through
July 31,
1997                     33,000       33       98,967                  99,000

Issuance of
common
stock under
a Private
Placement
dated March
25, 1997                 176,000      176      1,099,824            1,100,000

Issuance of
preferred stock
under a
Private
Placement
dated July
31,
1997     165      41                           1,649,959            1,650,000

Less cost
of Private
Placement                                      (123,750)             (123,750)

Issuance of
common
stock
under a
Private
Placement
dated July
31, 1997                 300,000      300      1,799,700             1,800,000

Loss for
the seven
months
period ended
July 31, 1997                                              (607,343)  (607,343)
         -------- -----  -----------  -------  ---------   ----------  -------
Balance,
July 31,
1997     165     $41    6,964,185    $6,964  $6,241,321  $(1,789,639) $4,458,687
         ====    ====   =========    ======  ==========  ============ ==========

    The accompanying notes are an integral part of these financial statements.

                 MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                        (A Development Stage Company)
                    CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE SEVEN MONTHS PERIOD ENDED JULY 31, 1997 AND
            FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994
                   AND FROM (INCEPTION (JANUARY 17, 1986)
                           THROUGH JULY 31, 1997

                         Seven        Year Ended    Year Ended     From
                         Months       December      December       Inception
                         Period       31, 1996      31, 1995       Through
                         Ended July                                July 31, 1997
                         31, 1997                                  (Unaudited)
Cash Flows from
  Operating Activities
  Net (Loss)             $ (607,346)  $(449,236)    $(691,033)     $(1,789,639)

Common Stock issued
  for services                    0           0             0            8,773
Adjustments to reconcile
  net (loss) to net cash
  provided by operating
  activities

  Depreciation and
    Amortization              3,336       7,658         8,575           11,132

  Changes in Assets
    and Liabilities

    (Increase) Decrease in
     Accounts Receivable    (41,862)     (6,711)         (640)         (49,213)

    (Increase) Decrease in
      Prepaid Expenses        2,202     (29,007)            0          (27,494)

    (Increase) Decrease in
      Organizational Costs        0         124          (138)               0

    (Increase) Decrease in
      Security Deposits      (1,500)                                    (1,500)

     Increase (Decrease) in
       Accounts Payable      72,547      19,441           978          127,749
                             ------      -------        -----          -------
     Total Adjustments       34,726      (8,495)        8,775           69,447
                             ------      -------        -----          -------
     Net cash provided
      (used) by operating
      Activities           (572,623)   (457,731)     (682,258)      (1,720,192)

Cash Flows from
  Investing Activities

  Purchase of Property
    and Equipment           (11,368)    (15,969)      (20,902)         (28,595)
                            --------    --------      --------         --------
Net cash flows from
  investing activities      (11,368)    (15,969)      (20,902)         (28,595)

Cash Flows from
  Financing Activities

  Proceeds from Sale of
    Common Stock          4,694,000     611,000       755,000        6,103,217

  Offering Costs           (123,750)                  (30,000)        (161,896)

Notes Payable                     0      25,000        23,135                0

      The accompanying notes are an integral part of these financial statements.

                            MEDCARE TECHNOLOGIES, INC.
                          (A Development Stage Company)
                       CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE SEVEN MONTH PERIOD ENDED JULY 31, 1997 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                        AND FROM INCEPTION (JANUARY 17, 1986)
                               THROUGH JULY 31, 1997

                         Seven        Year Ended    Year Ended     From
                         Months       December      December       Inception
                         Period       31, 1996      31, 1995       Through
                         Ended July                                December 31,
                         31, 1997                                  1996
                                                                   (Unaudited)
Notes Payable -
  Officers               $        0   $ 12,500      $      0       $   13,500
                         ----------   --------      --------       ----------
Net cash provided
  by financing
  activities              4,570,250    648,500       748,135        5,954,821
                         ----------   --------      --------       ----------
Increase (decrease)
  in cash and cash
  equivalents             3,986,259   $174,800      $ 44,975       $4,206,034

Cash and cash
  equivalents at
  beginning of period       219,775     44,975             0                0
                          ---------    -------       -------        ---------
Cash and cash equivalents
  at end of period       $4,206,034   $219,775      $ 44,975       $4,206,034
                         ==========   ========      ========       ==========


Supplemental Information
Cash paid for:
  Interest               $        0   $      0      $      0       $        0
                         ==========   ========      ========       ==========
  Income taxes           $        0   $      0      $      0       $        0
                         ==========   ========      ========       ==========

Non-cash financing
  Intangible assets
  purchased with
  Common Stock           $        0   $      0      $  1,000       $    1,000
                         ==========   ========      ========       ==========

     The accompanying notes are an integral part of these financial statements.

           MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 (A Development Stage Company)
               NOTES TO THE FINANCIAL STATEMENTS
           JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 1 - ORGANIZATION
         ------------
     MedCare Technologies, Inc. (The Company), formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., under the laws of the State of Utah on January 17, 1986 with an authorized capital of 50,000,000 common shares with a par value of $.001. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware Corporation, in which Multi-Spectrum Group, Inc. would be dissolved and the name of Santa Lucia Funding, Inc. would be changed to Multi-Spectrum Group, Inc. The Company authorized a reverse split of 1200:1 to be effective August 11, 1995. On August 29, 1995, the Company approved an increase in the authorized capital to 101,000,000 of which 100,000,000 shares shall be Common Stock with a par value of $.001 and 1,000,000 shares shall be Preferred Stock with a par value of $.25 per share, and a name change to MedCare Technologies, Inc. On August 1, 1996, an agreement and plan of merger was entered into between the Company and MedCare Technologies, Inc. ( A Delaware Corporation) whereby the state of incorporation was changed to Delaware from the state of Utah. The effective date of the agreement is August 27, 1996, the date accepted by the state of Delaware. The Company was inactive during the year 1991, issued stock for prior years services during 1992, and was inactive during 1993 and 1994.
The Company had no revenues nor incurred any operating expenses during these inactive periods, other than the transaction during 1992.

     On November 13, 1992, the Company issued 8,772,800 shares of common stock to Group of Five, Inc. in exchange for services rendered at $.001 per share or $8,773.

     On August 11, 1995, the Stockholders authorized a reverse split of 1200:1 reducing the outstanding common shares to 58,519.

     On August 11, 1995, the Company purchased 100% of the outstanding shares of Medcare Technologies, Corporation, a Nevada corporation that was incorporated on April 26, 1995 for $1.00. Medcare Technologies, Corporation was inactive from the date of incorporation through August 11, 1995, the date the Company purchased it. Medcare Technologies, Corporation will be a wholly owned subsidiary of the company.

     On August 14, 1995, the Company, acquired the rights to MedCare Protocol, a urinary incontinence procedure in exchange for 2,000,000 shares of the Company's common stock at $0.0005 for a total value of $1,000.

     On September 20, 1995, the Company authorized in a 504D Disclosure Memorandum, 4,200,000 shares of its common stock at an offering price of $0.15. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

    The accompanying notes are an integral part of these financial statements.

                      MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (A Development Stage Company)
                          NOTES TO THE FINANCIAL STATEMENTS
                      JULY 31, 1997, DECEMBER 31, 1996 AND 1995

     On October 1, 1995, the Company purchased 100% of the outstanding shares of Manon Consulting, Ltd. Manon Consulting, Ltd. will be a wholly owned subsidiary of the Company. Manon Consulting, Ltd. operates a clinic in Calgary, Canada. Since its purchase by the Company, it has been partially responsible for the development of the MedCare program.

     The following is a condensed balance sheet of Manon Consulting, Ltd. at October 31, 1995:

        Total Assets                            $ 12,558
                                                   =====

        Total Liabilities                         23,841
        Total Capital
            Common Stock                               7
            Retained Earnings-A Deficit         ( 11,290)
        Total Liabilities and Capital           $ 12,558
                                                   =====

     The Company paid $7 for the outstanding common stock and assumed liabilities in excess of assets of $11,290. The excess was charged to operations during 1995. On January 1, 1997, the Company sold Manon Consulting, Ltd. and recorded a gain on the sale of $15,770. See Note 6 - Discontinued Operations.

     On December 31, 1995, the Company issued 16,666 shares of its common stock for $50,000 cash.

     On December 31, 1995, the Company issued 25,000 shares of its common stock in exchange for consulting services for a total value of $75,000.

     During 1996, the Company issued 44,000 shares of its common stock at $3.00 per share under its 1995 Stock Option Plan, or $132,000.

     During 1996, the Company issued 3,000 shares of its common stock at $4.50 per share under its 1996 Stock Option Plan, or $13,500.

     On June 22, 1996, the Company issued 50,000 shares of its common stock at $4.75 per share in a 504D private place memorandum or $237,500.

   The accompanying notes are an integral part of these financial statements.

                      MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                              (A Development Stage Company)
                            NOTES TO THE FINANCIAL STATEMENTS
                        JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 1 - ORGANIZATION (CONTINUED)
         ------------------------
     On November 18, 1996, the Company issued 56,000 shares of its common stock at $4.50 per share a 504D private placement memorandum or $252,000.

     As of July 31, 1997, the Company issued 10,000 shares of common stock at $4.50 per share under the 1996 Stock Option Plan or $45,000.

     As of July 31, 1997, the Company issued 33,000 shares of common stock at $3.00 per share under the 1995 Stock Option Plan or $99,000.

     On February 4, 1997, the Company issued 176,000 shares of common stock at $6.25 per share under a private placement memorandum or $1,100,000.

     During March, 1997, the Company issued 300,000 shares of common stock at $6.00 per share under a private placement memorandum or $1,800,000.

     On July 31, 1997, the Company issued 165 shares of Preferred Stock - Series A at $10,000 per shares or $1,650,000, less offering costs of $123,750.

     The Company is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned principal operations have commenced, there have been no significant revenues. This factor raises substantial doubt about its ability to continue as a going concern.

     The financial statements have been prepared on the basis of accounting principles applicable to a going concern. Accordingly, they do not purport to give effect to adjustments, if any, that may be necessary should the Company be unable to continue as a going concern. The continuation of the Company as a going concern, is dependent upon its ability to establish itself as a profitable business. The Company's ability to achieve these objectives cannot be determined at this time. It is the Company's belief that it will continue to incur losses for at least the next 12 months, and as a result will require additional funds. The additional funding has been accomplished by seeking additional funds from private or public equity investments to meet such needs.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------

A.   Method of Accounting

     The Company's financial statements are prepared using the accrual method of accounting.

     The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                             NOTES TO THE FINANCIAL STATEMENTS
                         JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------

B.   Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

C.   Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, MedCare Technologies, Corporation. Intercompany transactions have been eliminated in consolidation.

D.   Purchase Method

     Investments in companies have been included in the financial report using the equity method of accounting. The Company's wholly owned subsidiary, MedCare Technologies, Corporation is engaged in the business of medical consulting and management in the United States.

E.   Deferred Charges

     The Company has incurred start up costs from January 1, 1995 to September 30, 1995 amounting to $542,706. The total amount was charged to operations during the year ended December 31, 1995.

F.   Property and Equipment

     Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives as follows:

          Office Equipment           3 to 5 years
          Medical Equipment          3 50 5 years

     Depreciation charged to expense during the period ended July 31, 1997 was $3,336, $7,658 in 1996 and $8,575 in 1995.

     The accompanying notes are an integral part of these financial statements.

                    MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           (A Development Stage Company)
                         NOTES TO THE FINANCIAL STATEMENTS
                     JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 2 -- SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          -------------------------------------------

G.   Income Taxes

     There has been no provision for income taxes, because of the losses that the Company has incurred to date. The Company has net operating losses that will expire, beginning with the years 2004 through 2009, in the amount of $449,236, $1,200,691 and $575,960, in 1997, 1996 and 1995,
     respectively, unless utilized by the Company.

H.   Earnings or (Loss) Per Share

     Earnings or loss per share is computed based on the weighted average number of common shares and common share equivalents outstanding. Stock options are included as common share equivalents using the treasury stock method. The number of shares used in computing earnings (loss) per common share was 7,032,442 at July 31, 1997, 6,749,935 in 1996 and 6,497,155 in 1995.

I.   Leases

     The Company currently has the use of approximately 1,500 square feet of office space, the use of 2 board rooms, and all office equipment, including a photocopier and telephone equipment. The office space is owned by one of the Company's directors and the Chairman's wife. The offices are located at Suite 214 - 1628 West 1st Avenue, Vancouver, British Columbia, Canada. The monthly rent is $2,000 per month. There is an option to renew for an additional year. A second office is located at 608 South Washington, Suite 101, Naperville, Ilinois 60540. These offices are leased for a one year period with the option to renew for an additional year, at a monthly rate of $1,550 per month.

J.   Medcare Program Sites

     Additional sites are located in Norman, Oklahoma, Overland Park, Kansas, Winter Park, Florida, and Denver, Colorado. New locations since July 31, 1997 include Raleigh, North Carolina and Kankakee, Illinois.

K.   Use of Estimates

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

     The accompanying notes are an integral part of these financial statements.

                     MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (A Development Stage Company)
                          NOTES TO THE FINANCIAL STATEMENTS
                      JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------

L.   Presentation

     Certain accounts from prior years have been reclassified to conform with the currents year's presentation.

M.   Pending Accounting Pronouncements

     It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - LONG-LIVED ASSETS - THE MEDCARE PROGRAM
         ---------------------------------------
     On August 14, 1995, the Company acquired the rights to MedCare Protocol, a urinary incontinence procedure in exchange for 2,000,000 shares of its common stock. The transaction was accounted for in accordance with the process for valuation of intangible assets as described in Statement No. 17 of the Accounting Principles Board. The Company has continued to further enhance the MedCare Protocol for the treatment of urinary incontinence that significantly reduces or completely eliminates the majority of UI cases using a non-drug, non surgical protocol that takes into account the clinical, cognitive, functional and residential status of the patient. The Company intends to amortize the cost of the system over 15 years, based on Management's estimated useful life of the protocol, beginning with the first year in which commercial sales occur. Management reassesses annually
     the estimated useful life.   Such amortization will result in charges
     against earnings of $66 per year for each of the years.

NOTE 4 - NOTES PAYABLE - OFFICERS - TRANSACTIONS WITH RELATED PARTIES
         ------------------------------------------------------------

     An Officer of the Company loaned the Company $1,000 and $12,500 during 1996. The notes are demand notes with no interest rate currently applicable.

NOTE 5 - STOCK OPTIONS
         -------------

     The Company has issued stock options to various directors, officers and employees. The option prices are based on the fair market value of the stock at the date grant. The Company maker no charge to operations in relation to option grants.

   The accompanying notes are an integral part of these financial statements.

                 MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                        (A Development Stage Company)
                      NOTES TO THE FINANCIAL STATEMENTS
                  JULY 31, 1997, DECEMBER 31, 1996 AND 1995

NOTE 5 - STOCK OPTIONS (CONTINUED)
         -------------------------

     The Company's stock option transactions for the period ended July 31, 1997, and for the years ended December 31, 1996 and 1995 are summarized as follows:

                                                     Number of         Option
                                                     Shares            Price
Options outstanding and exercisable at
  December 31, 1995                                  500,000           $3.00
Options granted in 1996                              300,000            4.50
Options exercised during 1996 under
  the 1995 Stock Option Plan                         (36,000)           3.00
Options exercised during 1996 under
  the 1996 Stock Option Plan                          (3,000)           4.50
                                                     --------
Options outstanding and exercisable
  at December 31, 1996                               761,000
Options granted in 1997                              200,000            4.50
Options granted in 1997                              300,000            6.50
Options exercised during 1997 under
  the 1995 Stock Option Plan                         (33,000)           3.00

Options exercised during 1997 under
  the 1996 Stock Option Plan                         (10,000)           4.50
                                                     --------           ----
Options outstanding and exercisable
  at July 31, 1997                                 1,218,000     $3.00-$6.50
                                                   =========

     The Company has authorized the 1998 Stock Option Plan and reserved 500,000 shares of its common stock, of which 290,000 shares will be offered at $6.50 and the balance of 210,000 shares at a price to be determined, for issuance thereunder subject to stockholder approval at the next annual general meeting.

Note 6 - DISCONTINUED OPERATIONS
         -----------------------

     On January 1, 1997, the Company sold Manon Consulting, LTD at book value.
     No revenues or expenses are included in the consolidated financial statements for the seven months period ended July 31, 1997. The statement of operations for the years ended December 31, 1996 and 1995 have been restated to reflect the net losses of $3,169 and $1,320, respectively.
     Gross revenues for the years ended December 31, 1996 and 1995 were $8,118 and $1,729. The Company reported a gain on the transaction of $15,770.

  The accompanying notes are an integral part of these financial statements.
                                  F-18

                     MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (A Development Stage Company)
                          NOTES TO THE FINANCIAL STATEMENTS
                      JULY 31, 1997, DECEMBER 31, 1996 AND 1995

Note 6 - DISCONTINUED OPERATIONS (CONTINUED)
         -----------------------------------

     The following is a condensed balance sheet of Manon Consulting, LTD, as of December 31, 1996:

          Condensed Balance Sheet

                      Current Assets             $    787
                      Equipment, Net                7,203
                      Other Assets                     64
                                                    -----
                                                    8,054
                                                    =====
                      Current Liabilities          23,825
                      Common Stock                      7
                      Deficit                     (15,778)
                                                  --------
                                                 $  8,054
                                                  ========

   The accompanying notes are an integral part of these financial statements.

            PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered are as follows:

     SEC Registration Fee                                   $7,614.55
     Blue Sky Filing Fees and Expenses                      $12,000
     Printing Fees                                          $1,000
     Registrar and Transfer Agent Fees                      $4,000
     Legal Fees and Expenses                                $4,000
     Accounting Fees and Expenses                           $4,000
     Miscellaneous                                          $10,000
                                                            ----------
          TOTAL                                             $42,614.55
                                                            ==========


             INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


              RECENT SALES OF UNREGISTERED SECURITIES

     On August 14, 1995, the Company acquired the MedCare Program assets for 2,000,000 shares of the Company's common stock for a total value of $1,000.
On August 15, 1995, the Company authorized in a Regulation D, Rule 504 Disclosure Memorandum the sale of 4,200,000 shares of its common stock at an offering price of $0.15. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000. These sales were made to Canadian and American citizens and a Form D was filed.

     On December 31, 1995, the Company issued 16,666 shares of its common stock for $50,000 cash and 25,000 shares of its common stock in exchange for consulting services to Cambridge Capital Corporation of Grand Turk, Turks & Caicos Islands, British West Indies, for a total value of $75,000. Cambridge Capital provided $75,000 of consulting services, paid by issuing 25,000 restricted common shares of the Company at a deemed value of $3.00 per share. These consulting services included advice, consultation and recommendations regarding European and Asian expansion, as well as sources of expansion capital.

     The Company has completed, on August 15, 1996, an offering via a Private Placement Memorandum pursuant to Regulation D, Rule 504. This offering was for a total of 50,000 shares of common stock at an offering price of $4.75 per share for a total offering of $237,500.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for equipment purchases, advertising and marketing and working capital.

     On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 4, 1997. The proceeds were used for working capital and expansion of the Program.

     The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1996 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program.

     On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent. Additional warrants were issued to the placement agent in the amount of 33,692 shares at $7.346 per share.


             EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          Exhibit        Description
          1.             Articles of Incorporation and Amendments
          2.             Bylaws
          3.             Certificate of Designation
          4.             Subscription Agreement
          5.             Nine-Month Warrant
          6.             Twelve-Month Warrant
          7.             Fifteen-Month Warrant
          8.             Preferred Warrants
          9.             Registration Rights
          10.            Opinion of Counsel
          11.            Instructions to Transfer Agent
          12.            Officer's Certificate
          13.            Stock Option Plan 1995
          14.            Stock Option Plan 1996
          15.            Stock Option Plan 1997   $4.50 options
          16.            Stock Option Plan 1997   $6.50 options
          17.            Form of Specimen Preferred Stock Certificate

                            UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois.
                                          MEDCARE TECHNOLOGIES, INC.

                                          By ______________________________
                                             Jeffrey S. Aronin
                                             President

                         POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s Harmel S. Rayat            CEO and Chairman             10/14/97
------------------                                         ---------
Harmel S. Rayat                                            Date

/s/ Jeffrey S. Aronin         President, COO, Director     10/14/97
---------------------                                      ---------
Jeffrey S. Aronin                                          Date

/s/ Kundan S. Rayat           Director, Secretary          10/14/97
-------------------                                        ----------
Kundan S. Rayat                                            Date

/s/ Valerie Boeldt-Umbright   Director                     10/14/97
---------------------------                                ----------
Valerie Boeldt-Umbright                                    Date

Michael M. Blue               Director                     10/14/97
---------------                                            ----------
Michael M. Blue, M.D.                                      Date

Jake Jacobo                   Director                     10/22/97
--------------------                                       -----------
Jake Jacobo, M.D.                                          Date

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